                                     CLASS C
                             DISTRIBUTION AGREEMENT

THIS AGREEMENT,  made this 28th day of January,  1999,  between  Security Equity
Fund,  a Kansas  corporation  (hereinafter  referred to as the  "Company"),  and
Security  Distributors,  Inc., a Kansas corporation  (hereinafter referred to as the "Distributor").

                                   WITNESSETH:

WHEREAS,  the  Company  is  engaged  in  business  as  an  open-end,  management investment  company  registered under the federal Investment Company Act of 1940
(the "1940 Act");

WHEREAS, the Company issues its stock in several series; and

WHEREAS,  the  Distributor  is willing to act as principal  underwriter  for the
Company to offer for sale,  sell and deliver  after sale,  the Class C Shares of each of the  Company's  Series of common stock  (hereinafter  referred to as the
"Shares") on the terms and conditions hereinafter set forth;

NOW,  THEREFORE,  in consideration of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

 1.  EMPLOYMENT OF  DISTRIBUTOR.  The Company hereby employs the  Distributor to act as  principal  underwriter  for the Company with respect to its Class C
     Shares and hereby  agrees that during the term of this  Agreement,  and any renewal or extension thereof, or until any prior termination  thereof,  the
     Distributor  shall  have  the  exclusive  right  to  offer  for sale and to distribute  any and all of the Class C Shares issued or to be issued by the
     Company.  The Distributor  hereby accepts such employment and agrees to act as the  distributor  of the  Class C Shares  issued  or to be issued by the
     Company  during the period this  Agreement  is in effect and agrees  during such  period to offer for sale such  Shares as long as such  Shares  remain available for sale,  unless the  Distributor is unable legally to make such offer for sale as the result of any law or governmental regulation.

 2.  OFFERING PRICE AND COMMISSIONS.  Prior to the issuance of any Shares by the
     Company pursuant to any subscription tendered by or through the Distributor and confirmed for sale to or through the Distributor, the Distributor shall pay or cause to be paid to the  custodian of the Company in cash, an amount equal to the net asset  value of such Shares at the time of  acceptance  of each such  subscription and confirmation by the Company of the sale of such
     Shares.  All  Shares  shall  be sold to the  public  only at  their  public offering  price at the time of such sale, and the Company shall receive not less than the full net asset value thereof.

 3.  ALLOCATION OF EXPENSES AND CHARGES.  During the period this Agreement is in effect, the Company shall pay all costs and expenses in connection with the registration  of Shares under the  Securities Act of 1933 (the "1933 Act"), including all expenses in connection  with the  preparation and printing of any  registration  statements and  prospectuses  necessary for registration thereunder  but excluding  any  additional  costs and expenses  incurred in furnishing the Distributor with prospectuses.

     The  Company  also  will  pay all  costs,  expenses  and fees  incurred  in connection with the  qualification  of the Shares under the applicable Blue
     Sky laws of the states in which the Shares are offered.

     During the period this Agreement is in effect,  the Distributor will pay or reimburse the Company for:

     (a)  All costs and  expenses of printing  and mailing  prospectuses  (other than to existing  shareholders) and  confirmations,  and all costs and expenses of  preparing,  printing  and mailing  advertising  material, sales literature, circulars, applications, and other materials used or to be used in  connection  with the  offering for sale and the sale of
          Shares; and

     (b)  All clerical and  administrative  costs in processing the applications for and in connection with the sale of Shares.

     The Distributor  agrees to submit to the Company for its prior approval all advertising  material,  sales literature,  circulars and any other material which the  Distributor  proposes to use in connection with the offering for sale of Shares.

 4.  REDEMPTION OF SHARES.  The Distributor,  as agent of and for the account of the Fund, may redeem Shares of the Fund offered for resale to it at the net asset value of such  Shares  (determined  as  provided in the  then-current registration  statement  of the Fund)  and not in  excess  of such  maximum amounts  as may be  fixed  from  time to time by an  officer  of the  Fund.
     Whenever the officers of the Fund deem it advisable  for the  protection of the shareholders of the Fund, they may suspend or cancel such authority.

 5.  SALES CHARGES. A contingent  deferred sales charge shall be retained by the
     Distributor  from the net  asset  value of  Shares  of the Fund that it has redeemed,  it being  understood  that such amounts will not be in excess of that set  forth in the  then-current  registration  statement  of the Fund.
     Furthermore,  the Distributor may retain any amounts authorized for payment to it under the Fund's Distribution Plan.

 6.  DISTRIBUTOR MAY ACT AS BROKER AND RECEIVE COMMISSIONS.  Notwithstanding any
     other  provisions of this  Agreement,  it is understood and agreed that the
     Distributor may act as a broker, on behalf of the Company,  in the purchase and sale of securities not effected on a securities exchange, provided that any such transactions and any commission paid in connection therewith shall comply  in  every  respect  with  the  requirements  of the 1940 Act and in particular  with Section 17(e) of that Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

 7.  AGREEMENTS  SUBJECT TO APPLICABLE LAW AND  REGULATIONS.  The parties hereto agree that all  provisions  of this  Agreement  will be performed in strict accordance  with the  requirements  of:  the 1940 Act,  the 1933  Act,  the
     Securities  Exchange  Act  of  1934,  the  rules  and  regulations  of  the
     Securities  and Exchange  Commission  under said  statutes,  all applicable state Blue Sky laws and the rules and regulations thereunder,  the rules of the  National  Association  of  Securities  Dealers,  Inc.,  and, in strict accordance with, the provisions of the Articles of Incorporation and Bylaws of the Company.

 8.  DURATION  AND  TERMINATION  OF  AGREEMENT.   This  Agreement  shall  become
     effective at the date and time that the  Company's  prospectus,  reflecting the  underwriting  arrangements  provided by this  Agreement,  shall become effective  under the 1933 Act,  and shall,  unless  terminated  as provided herein,  continue  in force for two years from that date,  and from year to year thereafter, provided that such continuance for each successive year is specifically  approved in advance at least  annually by either the Board of
     Directors  or by the vote of a majority (as defined in the 1940 Act) of the outstanding  voting  securities of the Class C shares of the Series and, in either event, by the vote of a majority of the directors of the Company who are not parties to this Agreement or interested  persons of any such party, cast in person at a meeting  called  for the  purpose  of voting  upon such approval. As used in the preceding sentence, the words "interested persons"
     shall have the meaning set forth in Section 2(a)(19) of the 1940 Act.

     This  Agreement  may be  terminated  at any time without the payment of any penalty by the Company by giving the  Distributor at least sixty (60) days'
     previous written notice of such intention to terminate.  This Agreement may be terminated by the Distributor at any time by giving the Company at least sixty (60) days' previous written notice of such intention to terminate.

     This  Agreement  shall  terminate   automatically   in  the  event  of  its
     assignment.  As used in the preceding sentence, the word "assignment" shall have the meaning set forth in Section 2(a)(4) of the 1940 Act.

 9.  CONSTRUCTION OF AGREEMENT. No provision of this Agreement is intended to or shall be construed as protecting the  Distributor  against any liability to the Company or to the Company's  security  holders to which the Distributor would otherwise be subject by reason of willful  misfeasance,  bad faith or gross negligence in the performance of its duties under this Agreement.

     Terms or words used in the  Agreement,  which also occur in the Articles of
     Incorporation or Bylaws of the Company,  shall have the same meaning herein as given to such terms or words in the Articles of  Incorporation or Bylaws of the Company.

10.  DISTRIBUTOR AN INDEPENDENT  CONTRACTOR.  The Distributor shall be deemed to
     be  an  independent   contractor  and,  except  as  expressly  provided  or
     authorized by the Company,  shall have no authority to act for or represent the Company.

11.  NOTICE. Any notice required or permitted to be given hereunder to either of the  parties  hereto  shall be  deemed  to have  been  given if  mailed  by certified mail in a  postage-prepaid  envelope  addressed to the respective party as follows, unless any such party has notified the other party hereto that  notices  thereafter  intended  for such party shall be mailed to some other address, in which event notices thereafter shall be addressed to such party at the address designated in such request:

                           Security Equity Fund
                           Security Benefit Group Building
                           700 Harrison
                           Topeka, Kansas

                           Security Distributors, Inc.
                           Security Benefit Group Building
                           700 Harrison
                           Topeka, Kansas

12.  AMENDMENT OF AGREEMENT.  No amendment to this Agreement  shall be effective until  approved by (a) a majority of the Board of  Directors of the Company and a majority of the  directors of the Company who are not parties to this
     Agreement  or  affiliated  persons of any such party,  or (b) a vote of the holders of a majority of the outstanding  voting  securities of the Class C shares of the Series.

IN WITNESS  WHEREOF,  the parties have caused this Agreement to be duly executed by their respective corporate officers thereto duly authorized on the day, month and year first above written.

                                            SECURITY EQUITY FUND

                                            BY: JAMES R. SCHMANK
                                                --------------------------------
                                                James R. Schmank, Vice President
ATTEST:

AMY J. LEE
------------------------------
Secretary
                                            SECURITY DISTRIBUTORS, INC.

                                            BY: RICHARD K RYAN
                                                --------------------------------
                                                Richard K Ryan, President
ATTEST:

AMY J. LEE
------------------------------
Secretary

                   AMENDMENT TO CLASS C DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Class C Distribution Agreement dated January 28,
1999, as amended,  (the "Distribution  Agreement"),  under which the Distributor has  agreed to act as  principal  underwriter  in  connection  with sales of the shares of the Fund's Class C common stock;

WHEREAS,  on February 4, 2000, the Board of Directors of the Fund authorized the
Fund to offer its  common  stock in two new series  designated  as the Large Cap
Growth Series and Technology Series; and

WHEREAS,  on  February  4,  2000,  the Board of  Directors  of the Fund  further authorized  the  Fund to  offer  shares  of the  Large  Cap  Growth  Series  and
Technology Series in three classes,  designated Class A shares,  Class B shares, and Class C shares; and

WHEREAS,  on February 4, 2000,  the Board of Directors  of the Fund  approved an amendment  to the  Class C  Distribution  Agreement  between  the  Fund  and the
Distributor to include the sale of Class C shares of the Large Cap Growth Series and Technology Series;

NOW,  THEREFORE BE IT RESOLVED,  that the Fund and Distributor  hereby amend the
Class C  Distribution  Agreement  to  include  the sale of Class C shares of the
Large Cap Growth Series and Technology Series of the Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class
C Distribution Agreement this 1st day of May, 2000.

                                            SECURITY EQUITY FUND

                                            By: JAMES R. SCHMANK
                                                --------------------------------
                                                James R. Schmank, Vice President
ATTEST:

By: AMY J. LEE
    -----------------------------
    Amy J. Lee, Secretary
                                            SECURITY DISTRIBUTORS, INC.

                                            By: GREGORY J. GARVIN
                                                --------------------------------
                                                Gregory J. Garvin, President
ATTEST:

By: AMY J. LEE
    -----------------------------
    Amy J. Lee, Secretary

                   AMENDMENT TO CLASS C DISTRIBUTION AGREEMENT

WHEREAS, Security Equity Fund (the "Fund") and Security Distributors,  Inc. (the
"Distributor") are parties to a Class C Distribution Agreement dated January 28,
1999 (the "Distribution  Agreement"),  under which the Distributor has agreed to act as  principal  underwriter  in  connection  with  sales of the shares of the
Fund's Class C common stock;

WHEREAS,  on May 3,  2002  the  Board of  Directors  of the  Fund  approved  the reorganization  and  liquidation  of the  Total  Return  Series  so  that it was acquired by the Equity Series effective August 28, 2002; and

WHEREAS,  on November 8, 2002, the Board of Directors of the Fund authorized the
Fund  to  offer  its  common  stock  in a new  series  designated  as the  Alpha
Opportunity Series effective February 1, 2003; and

WHEREAS,  on  November  8,  2002,  the Board of  Directors  of the Fund  further authorized  the Fund to offer  shares of the Alpha  Opportunity  Series in three classes, designated Class A shares, Class B shares, and Class C shares effective
February 1, 2003; and

WHEREAS,  on November 8, 2002,  the Board of Directors  of the Fund  approved an amendment  to the  Class C  Distribution  Agreement  between  the  Fund  and the
Distributor  to  include  the sale of Class C shares  of the  Alpha  Opportunity
Series.

NOW, THEREFORE, IT IS BY THE PARTIES HERETO AGREED that the Class C Distribution
Agreement  is hereby  amended to delete  the Class C shares of the Total  Return
Series  of the Fund and to  include  the  sale of  Class C shares  of the  Alpha
Opportunity Series of the Fund effective February 1, 2003.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Class
C Distribution Agreement this 8th day of November, 2002.

                                              SECURITY EQUITY FUND

                                              By: JAMES R. SCHMANK
                                                  ------------------------------
                                                  James R. Schmank, President

ATTEST:

By: AMY J. LEE
    ------------------------------
    Amy J. Lee, Secretary

                                              SECURITY DISTRIBUTORS, INC.

                                              By: GREGORY J. GARVIN
                                                  ------------------------------
                                                  Gregory J. Garvin, President

ATTEST:

By: AMY J. LEE
    ------------------------------
    Amy J. Lee, Secretary